EXHIBIT 99.3


                             SUNTRUST BANKS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                              ON          , 1998
     The undersigned hereby appoints L. Phillip Humann, John W. Spiegel and Raymond D. Fortin, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock, par value $1.00 per share ("Common Stock"), of SunTrust Banks, Inc. ("SunTrust") which the undersigned would be entitled to vote if personally
present at the Special Meeting of Shareholders to be held on           , 1998,
at         (local time) at        , or at any adjournment thereof, upon the
matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting of Shareholders or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows:

     1. To approve and adopt (i) the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 1998, by and among SunTrust, Crestar Financial Corporation ("Crestar") and SMR Corporation (Va.), a wholly owned subsidiary of SunTrust ("Sub"), pursuant to which Sub will merge with and into Crestar and SunTrust will issue 0.96 shares of Common Stock in exchange for each share of common stock of Crestar (the "Stock Issuance"), and (ii) the Stock Issuance.


  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

     2. To vote at the discretion of the Proxies upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.


  [ ] FOR   [ ]  AGAINST   [ ]  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE ABOVE-STATED PROPOSALS.

                                        Please sign below exactly as your name
                                        appears on the label. When signing as
                                        attorney, corporate officer or
                                        fiduciary, please give full title as
                                        such. For more than one owner as shown
                                        above, each should sign.

                                       Dated------------------------------------




                                   Signature(s)---------------------------------









PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.